UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Suite 1100 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Alex Vetter as Chief Executive Officer and Director

Cars.com Inc. (the “Company”) is reporting that as of December 12, 2025, the Company and Alex Vetter, Director and Chief Executive Officer have mutually agreed that Mr. Vetter will cease to serve as the Company’s Chief Executive Officer and as a Director effective January 15, 2026, and will depart from the Company effective March 31, 2026. From January 15, 2026 through March 31, 2026, Mr. Vetter will remain employed by the Company as a Special Advisor and will assist with the transition of his responsibilities to his successor and provide other services as needed, and thereafter will be entitled to severance benefits under the terms of the Company’s Executive Severance Plan. During the transition employment period prior to his departure he will continue to receive his base salary and remain eligible for other standard employee benefits.

Appointment of Tobias Hartmann as Executive Officer

The Company is also reporting that the Board of Directors of the Company (the “Board”) has approved the appointment of Tobias “Tobi” Hartmann to the executive officer position of Chief Executive Officer-Designate of the Company on his start date, which is expected to be December 22, 2025. Mr. Hartmann will become Chief Executive Officer of the Company on or before January 15, 2026, reporting to the Board. Upon his elevation to Chief Executive Officer, Mr. Hartmann will also be appointed to the Board and will be nominated as a director at the annual meeting of the Company’s stockholders in 2026. In connection with the appointment, Mr. Hartmann received an offer letter, which includes a statement of employment terms that Mr. Hartmann and the Company executed on December 14, 2025 (the “Offer Letter”).

In connection with Mr. Hartmann’s appointment, and pursuant to the Offer Letter, he (i) will receive an annual base salary of $750,000 and a target annual incentive award, beginning in 2026, equal to 110% of his base salary, (ii) will receive new-hire grants under the Company’s Inducement Equity Plan (defined below) of restricted stock units (RSUs) with a target value of $3,000,000, vesting in equal annual installments on the first three anniversaries of the grant date, and performance-based RSUs (PRSUs) with a target value of $2,000,000, vesting in three installments subject to the achievement of stock price goals and satisfaction of one-year, two-year, and three-year service requirements, respectively; and (iii) will be eligible to participate in the Company’s other compensation and benefits programs for executives including the annual equity awards and participation in the Company’s executive severance programs.

The foregoing is a summary description of the terms and conditions of the Offer Letter and is qualified in its entirety by reference to the copies of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Mr. Hartmann, age 53, served as CEO and Chairman of the Management Board for Scout24 SE Group, one of the leading European digital real estate marketplaces from November 2018 to February 2025. Prior to his role at Scout24 SE Group, he served as President U.S. and member of the Executive Management Board of HelloFresh SE. There are no family relationships between any of the Company’s directors or officers and Mr. Hartmann that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Hartmann and any other person pursuant to which Mr. Hartmann was appointed as an officer or director. Mr. Hartmann has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Adoption of Inducement Equity Plan

Effective, December 14, 2025, the Board adopted the Cars.com Inc. 2025 Inducement Equity Plan (the “Inducement Equity Plan”), pursuant to which the Company has reserved 1,000,000 shares of the Company’s common stock for issuance under the Inducement Equity Plan to individuals who were not previously employees of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, as an inducement material to such persons entering into employment with the Company, in accordance with Section 303A.08 of the NYSE Listed Company Manual.

The foregoing description of the Inducement Plan is not complete and is qualified in its entirety by reference to the text of the Inducement Plan, which is filed as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On December 18, 2025, the Company issued a press release announcing the management changes described in Item 5.02 of this report. A copy of the press release covering such announcement is attached as Exhibit 99.1 to this report and is incorporated by reference. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit

No. Description

10.1	Offer Letter dated December 14, 2025, between Cars.Com LLC and Tobias Hartmann
10.2	Cars.com Inc. 2025 Inducement Equity Plan
99.1	Press Release of Cars.com Inc. dated December 18, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date:	December 18, 2025	By:	/s/ Angelique Strong Marks
Angelique Strong Marks Chief Legal Officer & Corporate Secretary